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                                  EXHIBIT 21.1

                  SHOREWOOD PACKAGING CORPORATION SUBSIDIARIES

                 Name                                                    State of Incorporation/country
Shorewood Packaging of California, Inc.                                  California

Shorewood Packaging Company of Illinois, Inc.                            Illinois

SPC Company of Virginia, Inc.                                            Virginia

Shorewood Packaging Corporation of Alabama                               Alabama

Shorewood Packaging Corporation of Canada, Ltd.                          Canada

Shorewood Transport, Inc.                                                New York

Shorewood Packaging of Delaware, Inc.                                    Delaware

Shor-Wrap, Inc.                                                          Delaware

Shorewood Technologies, Inc.                                             Delaware

Shorewood Packaging Corporation of Georgia                               Georgia

Toronto Carton Corporation Limited                                       Canada

Shor-Wrap Packages of Canada, Ltd.                                       Canada

Shorewood Acquisition Corporation of Delaware                            Delaware

Shorewood Packaging Corporation of Virginia                              Virginia

SPC Company of New York, Inc.                                            New York

Shorewood Packaging Corporation of Connecticut                           Connecticut

Shorewood Corporation of Canada Limited                                  Canada

SPC Corporation Limited                                                  Canada





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